Exhibit 99.1

ChineseInvestors.com, Inc. Engages Venture Building Firm “Launch Haus, LLC” to Drive its Hemp-based eCommerce and Network Marketing Business Divisions

SAN GABRIEL, California, June 5, 2017

ChineseInvestors.com, Inc. ("CIIX" or “the Company"), the premier financial information website for Chinese-speaking investors, today announces that it has formally engaged Launch Haus, LLC (“Launch Haus”), venture building firm and digital holding company, based in Scottsdale, AZ, specializing in direct response marketing including digital, ecommerce, and direct sales channels. Launch Haus will play an integral part in directing the Company’s organization and launch of its direct-to-consumer ecommerce and network marketing business divisions.

Launch Haus has a strong presence in the direct-selling industry and its principals have a proven track record having built sales organizations with an excess of $1.5 billion in commissionable volume over the last 10 years.

“We are very excited to work with ChineseInvestors.com, Inc. on its new campaign and believe that the Company can successfully implement its unique, customer-centric business model which aims to provide health conscious consumers with amazing hemp-based products and an equally amazing international business opportunity,” said Chris J. Snook, Managing Partner at Launch Haus, LLC and author of Digital Sense (Wiley, 2017).

Following the Company’s impressive third quarter financial reports, CIIX believes that it is on track to announce an official launch date of its direct selling platform in the coming fiscal year.

“Launch Haus is the perfect firm to oversee CIIX’s direct response marketing campaign which will include significant direct to consumer ecommerce channels such as Amazon and development of the Company’s international network marketing platform as we begin to drive revenues in the coming fiscal year. We are prepared for rapid domestic and international expansion.” said Warren Wang CEO of CIIX.

Highlights of the engagement:

In addition to general go-to-market planning and customer experience consulting, Launch Haus has been engaged to:

-	Develop a customized cutting-edge direct response marketing campaign that will focus on personalized, customer-centric marketing and sales force automation.
-	Develop a compensation plan that incentivizes both rapid growth through recruitment of new, entry-level consumers and top-tier distributors.
-	Introduce CIIX to its stable of industry-leading suppliers for global payment systems and logistics and its network of distributor recruitment and legal governance and compliance professionals.

In recognition of the unprecedented opportunities in the legal hemp industry, CIIX is expanding its business to capitalize on the growing demand for hemp-based health products via online retail and direct sales channels.

Meanwhile, CIIX also maintains its commitment to continue to grow its membership subscriptions and investor relations business.

About ChineseInvestors.com (CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products. For more information visit http://www.ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.